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                                                            Exhibit 23.1

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment to the Registration Statement of our report dated March 10, 1999 (except for the stock split and reincorporation discussed in Note 2 for which the date was May 17, 1999) included in Netivation.com, Inc.'s Form SB-2 (File No. 333-74569) and to all references to our Firm included in this Registration Statement.

                                       /s/ ARTHUR ANDERSEN LLP
                                       -----------------------
                                           ARTHUR ANDERSEN LLP